                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C

               INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[X]   Preliminary Information Statement

[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14c-5(d)(2))

[ ]   Definitive Information Statement

                      UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      1)    Title of each class of securities to which transaction applies:

      2)    Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      4)    Proposed maximum aggregate value of transaction:

      5)    Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

      2)    Form, Schedule or Registration Statement No.:

      3)    Filing Party:

      4)    Date Filed:

                      UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.
                           11859 South Central Avenue
                              Alsip, Illinois 60803
                                 (708) 293-4050

            ---------------------------------------------------------

                       PROPOSED ACTION BY WRITTEN CONSENT
                                 OF STOCKHOLDERS
                   TO BE EFFECTED ON OR AFTER JANUARY 30, 2005

            ---------------------------------------------------------

To the Stockholders of Universal Automotive Industries, Inc.:

      The attached Information Statement is being delivered to you by Universal Automotive Industries, Inc. ("we," "us," or "our") to advise you that the holders of a majority of our Common Stock, Series A Preferred Stock and Series B Convertible Preferred Stock, voting as a single class on an as-converted basis, have approved the following action by written consent in lieu of a special meeting of our stockholders: (i) our issuance of up to $12,000,000 of units (each a "Unit" and collectively, the "Units") at a purchase price of $25,000 per Unit, each Unit consisting of one share of Series C 10% Convertible Preferred Stock ("Series C Preferred Stock"), par value $0.00001 per share, and one warrant (each a "Warrant" and collectively, the "Warrants") to purchase 4,545 shares of our Common Stock, par value $0.01 per share (the "Common Shares"), pursuant to a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the "Offering"); (ii) our issuance of warrants to JP Turner and Company (the "Representative"), the representative of the placement agents for the Offering of Units, or its designee to purchase 15% of the Units sold in the Offering; (iii) the payment of cash fees and issuance of warrants to the Representative for the provision of investment banking services as described herein; and (iv) an amendment to our Certificate of Incorporation to authorize our Board of Directors, in its discretion, to increase the number of authorized shares of our Common Stock, $0.01 par value, from 50,000,000 to up to 75,000,000 shares at any time on or before December 31, 2006.

      On November 22, 2004, our Board of Directors approved the Offering and issuance of no less than $2,000,000 but no more than $12,000,000 of Units, each Unit consisting of one share of Series C Preferred Stock and one Warrant to purchase 4,545 shares of Common Stock. The Warrants will be exercisable at $0.65 per share for a period of five years from the date of sale of a minimum of $2,000,000 of Units and satisfaction of the other closing conditions for the issuance of the Units (the "Initial Closing Date"). No Warrant will be exercisable any time during the 540 days following the Initial Closing Date unless the closing price of the Company's Common Stock (as adjusted for any splits) as quoted in the Wall Street Journal (or if not quoted on an exchange, the midpoint between the closing bid and ask price as quoted on the Over the Counter Bulletin Board) is at least $1.25 per share on the last business day immediately preceding the date of notice of exercise of the Warrant. The Representative and its designees will be issued five-year warrants ("Representative's Warrants") to purchase 15% of the Units sold in the Offering, exercisable at the purchase price of the Units, subject to cashless exercise.

      The Series C Preferred Stock will be entitled to a dividend equal to 10% per annum of the original investment by each holder, payable at our option in cash or Common Stock (based upon the closing price of our Common Stock on the date of declaration, as quoted in the Wall Street Journal, or if not quoted in the Wall Street Journal, pursuant to the trailing ten day average closing price of our Common Stock. The Series C Preferred Stock will be convertible into Common Stock: (i) by the holders, at any time our Common Stock is trading at a price per share of $1.75 or more; and (ii) by us, at our option at any time following the effectiveness of a registration statement for the shares, and where our Common Stock has closed above $2.00 for 20 consecutive trading days. We will have the right to redeem the Series C Preferred Stock upon providing 30 trading days' prior notice and upon payment of 115% of the stated value for the outstanding shares (plus accrued, unpaid dividends). In addition, we may elect to register all or a portion of the Common Stock issuable per the dividends we may elect to pay "in kind" with respect to the Series C Preferred Stock. We will be obligated to register the Common Stock underlying the Units and Representative's Warrants within 180 days following the closing of the Offering. We will be obligated to respond to any comments to the registration statement provided by the Securities and Exchange Commission ("SEC") within ten calendar days of receipt of such comments and to use our best efforts to cause the registration statement to be declared effective within 90 days of the closing date of the Offering. We will be assessed a penalty equal to the initial warrant amount allocable to the Units and Representative's Warrants for each 30 day period beyond the 180 day period following the closing of the Offering that we fail to cause the registration statement to be declared effective.

      In connection with the Offering, we have agreed to compensate the Representative in an aggregate amount equal to 13% of the purchase price of the Units sold, comprised of an 8% commission, a 2% offering management fee and a 3% non-accountable expense allowance. In addition, we have agreed to pay a flat fee of $30,000 to legal counsel to the Representative for its efforts in connection with the Offering. We have also agreed to retain the Representative or an affiliate of the Representative for the provision of ongoing investment banking services related to investor relations and future transactions for the following compensation of: (a) $12,500 per month for up to 18 months following the Initial Closing (subject to a six month minimum), plus (b) a warrant to purchase 450,000 shares of Common Stock (vesting at a rate of 25,000 shares per month) at $0.65 per share, subject to prorata reduction to the extent that $2,000,000 but less than $3,000,000 of Units is sold (e.g., if $2,500,000 of Units sold, the fee and warrant would be one-half of the above amounts).

      In addition, effective on November 22, 2004, our Board of Directors approved a resolution authorizing our Board of Directors, by resolution, to file an amendment to our Certificate of Incorporation with the Delaware Secretary of State increasing our authorized Common Stock from 50,000,000 shares to up to 75,000,000 shares at any time on or before December 31, 2006. We believe the amendment may be necessary to provide sufficient authorized, unissued Common Stock to cover outstanding warrants, options and convertible securities, as well as to provide additional available shares should we seek to raise additional capital in the future.

      The actions described in subparagraphs (i), (ii), (iii), and (iv) of the first paragraph of this letter will not become effective until at least 20 days after the date this Information Statement is mailed to our stockholders. This Information Statement is first being mailed to stockholders of record as of December 24, 2004 (the "Record Date") on or about January 10, 2005. This Information Statement is being sent to you for information purposes only. No action is requested or required on your part.

      This letter and the accompanying Information Statement are being distributed to you, our stockholders, in accordance with the requirements of
Section 228 of the Delaware General Corporation Law and Section 14(c) of the Securities Exchange Act of 1934, as amended.

                                         By Order of the Board of Directors:

                                         Robert Zimmer
                                         Secretary

Alsip, Illinois
January __, 2005

                      UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.
                           11859 South Central Avenue
                              Alsip, Illinois 60803

                            ------------------------

                              INFORMATION STATEMENT
                                January __, 2005

                            ------------------------

          WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUIRED TO
                                SEND US A PROXY.

                            ------------------------

                               GENERAL INFORMATION

      On November 22, 2004, our Board of Directors approved the offering (the "Offering") and issuance of not less than $2,000,000 but no more than $12,000,000 of Units at a purchase price equal to $25,000 per Unit. Each Unit is comprised of one share of Series C 10% Convertible Preferred Stock ("Series C Preferred Stock") and one warrant (each a "Warrant" and collectively, the "Warrants") to purchase 4,545 shares of $0.01 par value common stock ("Common Stock") per Unit. The Warrants will be exercisable for a period of five years from the date of sale of a minimum of $2,000,000 of Units and satisfaction of the additional closing conditions for the issuance of the Units (the "Initial Closing Date"), provided, however, that the Warrants may not be exercisable at any time during the 540 days following the Initial Closing Date unless the closing price of the Company's Common Stock (as adjusted for any splits) as quoted in the Wall Street Journal (or if not quoted on an exchange, the midpoint between the closing bid and ask price as quoted on the Over the Counter Bulletin Board) is at least $1.25 per share on the last business day immediately preceding the date of notice of exercise of the Warrant. The placement agent representative for the Offering, J.P. Turner and Company (the "Representative"), and its designees, will be issued five-year warrants ("Representative's Warrants") to purchase 15% of the Units sold in the offering, exercisable at the purchase price of the Units.

      The Series C Preferred Stock will be entitled to a dividend equal to 10% per annum of the original investment by each holder, payable at our option in cash or common stock (based upon the closing price of our Common Stock on the date of declaration, as quoted in the Wall Street Journal, or if not quoted in the Wall Street Journal, pursuant to the trailing ten day average closing price of our Common Stock). The Series C Preferred Stock will be convertible into Common Stock: (i) by the holders, at any time our Common Stock is trading at a price per share of $1.75 or more; and (ii) by us, at our option following the effectiveness of a registration statement for the shares, and where our Common Stock has closed above $2.00 for 20 consecutive trading days. We will have the right to redeem the Series C Preferred Stock upon providing 30 trading days' prior notice and upon payment of one hundred fifteen percent (115%) of the stated value for the outstanding shares (plus accrued, unpaid dividends). In addition, we may elect to register all or any portion of the Common Stock issuable per the dividends that we may elect to pay "in kind" with respect to the Series C Preferred Stock. We will be obligated to: (i) register the shares of Common Stock underlying the Units and the Representative's Warrants within 180 days following the termination of the Offering; (ii) respond to any comments provided by the SEC to the registration statement within ten calendar days of receipt of such comments and (iii) use our best efforts to cause the registration statement to be declared effective within 90 days of the closing date of the Unit offering. We will be assessed a penalty equal to the initial Warrant amount allocable to the Units and Representative's Warrants for each 30 day period beyond the 180 day period following the closing of the Offering that we fail to cause the registration statement to be declared effective.

      In connection with the Offering, we have agreed to compensate the Representative in an aggregate amount equal to 13% of the purchase price of the Units sold, comprised of an 8% commission, a 2% offering management fee and a 3% non-accountable expense allowance, some or all of which may be allocated to participating placement agents. In addition, we have agreed to pay a fee of $30,000 to legal counsel to the Representative for its efforts in connection with the Offering. We have agreed to retain the Representative for the provision of ongoing investment banking services related to investor relations and future transactions for compensation of: (a) $12,500 per month for up to 18 months following the Initial Closing (subject to a six month minimum), plus (b) a warrant to purchase 450,000 shares of common stock (vesting at a rate of 25,000 shares per month) at $0.65 per share, subject to prorata reduction to the extent that $2,000,000 but less than $3,000,000 of Units is sold (e.g., if $2,500,000 of Units sold, the fee would be one-half of the above amount).

      Additionally, we believe it is prudent to have additional authorized but unissued Common Stock and Preferred Stock available for issuance at all times to enable us to expeditiously raise additional funds or use our stock for strategic acquisitions or as currency for the procurement of services or assets, without seeking shareholder approval in each instance. We presently do not have any plans to issue additional Common Stock or Preferred Stock in connection with transactions involving a merger, consolidation, sale of a major portion of our assets or any other form of business combination or otherwise. Effective as of November 22, 2004, our Board of Directors unanimously adopted a resolution authorizing our Board of Directors to cause an amendment (the "Amendment") to our Certificate of Incorporation to increase the number of authorized shares of Common Stock, from 50,000,000 to up to 75,000,000 at any time prior to December 31, 2006, provided shareholder approval for such authorization is received.

      Except for preemptive rights in favor of Venture Equities Management, Inc. (which rights have been waived for the transactions described in this Information Statement), the present holders of our Common Stock and Preferred Stock do not have pre-emptive rights. Our Board of Directors, however, has the authority to determine the rights, preferences and privileges of any shares of preferred stock which may be issued in the future, including dividend rates, conversion prices, voting rights, redemption features and similar terms. Holders of over a majority of our shares of Common Stock and Preferred Stock, voting together as a class, have given their consent to the issuance of the Units, the issuance of the Representative's Warrants, payment of the investment banking services fees and common share warrants to the Representative for providing investment banking services, and adoption of the Amendment.

      Rule 4350 of the Nasdaq Marketplace Rules requires that we obtain shareholder approval for a transaction which could result in our issuing Common Stock, or securities convertible into

Common Stock, equal to 20% or more of our Common Stock outstanding before the transaction. Accordingly, our Board of Directors adopted resolutions by unanimous written consent: (i) approving the issuance of up to $12,000,000 of Units and the corresponding Representative's Warrants, as well as the issuance of the shares of Common Stock underlying the Units and Representative's Warrants; (ii) approving the payment of cash compensation and issuance of the common stock warrants to the Representative for provision of investment banking services for up to 18 months; and (iii) authorizing our Board of Directors to increase the number of shares of Common Stock that we are authorized to issue pursuant to our Certificate of Incorporation. The holders of over a majority of the votes allocable to our Common Stock, Series A Preferred Stock, par value $0.01 per share, and Series B Convertible Preferred Stock, par value $0.01 per share, voting together as a single class, have consented to the issuance of the Units and Representative's Warrants (and corresponding Common Stock issuable on exercise or conversion of any of them or in connection with dividends on the Series C Preferred Stock), and the authority to our Board of Directors to adopt the Amendment.

      Pursuant to Section 228 of Delaware law, we are required to provide prompt notice of the taking of corporate action without a meeting to our stockholders of record who have not consented in writing to this action. This Information Statement is intended to provide you with the required notice. The approval of our issuance of the Units and Representative's Warrants (and corresponding Common Shares issuable on exercise or conversion of any of them or in connection with dividends on the Series C Preferred Stock), and the Amendment are the only matters covered by this Information Statement. We are mailing this Information Statement on or about January ___, 2005 to our stockholders of record as of the close of business on December 24, 2004 (the "Record Date"). Our stockholders are not entitled to any dissenters' or appraisal rights under Delaware law as a result of the issuance of the Units and Representative's Warrants (and corresponding Common Stock issuable on exercise or conversion of any of them or in connection with dividends on the Series C Preferred Stock), or exercise of any of them.

      WE ARE NOT ASKING YOU FOR A PROXY AND REQUEST THAT YOU NOT SEND US A
PROXY.

VOTE REQUIRED

      The stockholder vote required by Nasdaq Rule 4350 to approve the issuance of Common Stock in the transactions described above is the affirmative vote of the holders of a majority of our outstanding shares of voting stock, with each class of Common Stock and Preferred Stock voting as a single class. The shares of our Preferred Stock (including our Series A Preferred Stock and Series B Convertible Preferred Stock) voted on as converted basis (as if converted to Common Shares) and those votes were cumulated with the votes of our Common Shares in approving transactions subject to shareholder vote. As of the Record Date, there were (i) 12,748,266 shares of Common Stock outstanding; (ii) 201,438 shares of Series A Preferred Stock outstanding, convertible into a total of 2,513,357 Common Shares (subject to increase due to antidilution adjustments for subsequent issuances); and (iii) 100,000 shares of Series B Convertible Preferred Stock outstanding, convertible into a total of 1,000,000 Common Shares.

      Section 228 of the Delaware General Corporation Law provides that the written consent of the holders of outstanding shares of voting stock, having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the matter were present and voted, may be substituted for a special meeting. In order to eliminate the cost and delay involved in holding a special meeting and in order to authorize the issuance of the Units and Representative's Warrants (and corresponding Common Stock issuable on exercise or conversion of any of them or in connection with dividends on the Series C Preferred Stock), the issuance of the investment banking warrants and to approve the Board of Directors' authority to adopt the Amendment, the Board of Directors decided to obtain the written consent of the holders of a majority of the votes represented by our outstanding Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting together as a single class.

      As of the date of this Information Statement, we have received consents from stockholders holding: (i) 4,667,950 shares of Common Stock, (ii) all of the shares of Series A Preferred Stock (entitled to 2,513,357 votes as of such date based upon anti-dilution adjustments); and (iii) all of the shares of Series B Preferred Stock (entitled to 1,000,000 votes as of as of such date based upon anti-dilution adjustments), voting as a single group. In the aggregate, these vote equal over a majority of the aggregate 16,261,623 votes allocable to our outstanding Common Stock, Series A Preferred Stock and Series B Convertible Preferred Stock, voting as a group. We intend to issue the Units and Representative's Warrants no earlier than 20 days following the mailing of this Information Statement, to the extent such issuance (and rights to convert into Common Stock) would require shareholder approval pursuant to applicable Nasdaq requirements. We intend to use the proceeds of the Offering to repay existing indebtedness and as working capital.

                           SHARE OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of our Common Stock on an as converted basis (assuming conversion to Common Stock of all outstanding Preferred Stock) as of December 24, 2004 by: (i) each director who beneficially owns Common Stock; (ii) each of our executive officers; (iii) each person that is known by us to beneficially own more than 5% of the outstanding shares of Common Stock; and (iv) all directors and executive officers, as a group. As of such date, we had 12,748,266 issued and outstanding shares of Common Stock and an additional 3,513,357 shares of Common Stock on an "as converted" basis, assuming conversion of the Preferred Stock to Common Stock, or 16,261,631 shares in total.

                                                                                     Shares Issuable
                                                                                   Pursuant to Options
                                                                                       or Warrants
                                                                                   Exercisable Within
                                                                 Number of               60 Days of                    Percent
Name                                                           Issued Shares        December 20, 2003         Beneficially Owned(11)
----                                                           -------------        -----------------         ----------------------
Venture Equities Management, Inc.                               2,513,357(1)           2,500,000(2)                  15.45%
Wanxiang America Corporation
Wanxiang Group Corporation
FINOVA Mezzanine Capital, Inc.                                  1,000,000(3)                   0                      6.15%
Arvin Scott                                                       822,650                407,000                      5.06%
Yehuda Tzur                                                       890,600(5)             102,000(5)                   5.53%
Dennis L. Kessler                                                 150,000                  7,500(6)                   0.92%
M. Catherine Jaros                                                  1,000                 11,000(7)                   *
Alan Zeffer                                                             0                  7,500(8)                   *
Zemin Xu(1)                                                             0                      0                      *
Robert W. Zimmer                                                    6,500                 62,250(9)                   *
                                                                ---------              ---------
All directors, and officers as a group (seven persons)          5,392,507(1) (2)       3,089,750(10)                 11.51%

------------------
*     Less than one percent.

(1) Includes 201,438 shares of Series A Preferred Stock which are convertible into, and have voting rights equivalent to, 2,513,357 shares of Common Stock. All of the shares of Series A Preferred Stock are owned by Venture Equities Management, Inc., a subsidiary of Wanxiang America Corporation; Wanxiang America Corporation and Wanxiang Group Corporation are also considered beneficial owners of these shares. Wanxiang America Corporation and Wanxiang Group Corporation disclaim beneficial ownership of these shares. The address of Venture Equities Management, Inc. and Wanxiang America Corporation is 88 Airport Road, Elgin, Illinois 60123. The address of Wanxiang Group Corporation is Xiaoshan District, Hangzhou, Zhejiang, 311215, P.R. China. Mr. Xu is an employee of Wanxiang America Corporation but disclaims beneficial ownership of any of its shares held by Venture Equities Management, Inc.

(2) Consists of warrants to purchase a total of 2,500,000 shares of Common Stock owned by Venture Equities Management, Inc.

(3) Consists of 100,000 shares of Series B Preferred Stock which are convertible into, and have voting rights equivalent to, 1,000,000 shares of Common Stock. The address of FINOVA Capital is 500 Church Street, Suite 200, Nashville, TN 37219.

(4) Consists of 407,000 shares of Common Stock issuable upon the exercise of options held by Mr. Scott.

(5) Consists of 102,000 shares of Common Stock issuable upon the exercise of options held by Mr. Tzur; of the shares of Common Stock owned by Mr. Tzur, includes 1500 shares owned by his spouse, for which he disclaims beneficial ownership.

(6) Consists of 15,000 shares of Common Stock issuable upon the exercise of options held by Mr. Kessler; 50,000 of the shares of Common Stock owned by Mr. Kessler are held in a trust for the benefit of his daughter, for which he disclaims beneficial ownership.

(7) Includes 11,000 shares of Common Stock issuable upon exercise of options held by Ms. Jaros.

(8) Consists of 7,500 shares of Common Stock issuable upon exercise of options held by Mr. Zeffer.

(9) Consists of 62,250 shares of Common Stock issuable upon exercise of options held by Mr. Zimmer.

(10) Consists of 3,089,750 shares of Common Stock issuable upon exercise of options.

(11) Percentages are based upon outstanding Common Stock on an as- converted basis.

                                  OTHER MATTERS

      The Board of Directors is not aware of any matter, other than that described in this Information Statement, to be presented for the consent of stockholders.

                       DOCUMENTS INCORPORATED BY REFERENCE

      We are incorporating in this Information Statement by reference the following documents which we filed with the U.S. Securities and Exchange
Commission:

      1. Our Annual Report on Form 10-K for the year ended December 31, 2003 filed with the SEC on April 14, 2004.

      2. Our Registration Statement on Form 8-A filed on December 5, 1994, including all amendments thereto.

      3. Our Quarterly Reports, as amended, on Form 10-Q/A for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 (Amendments No. 1 and 2), each filed with the SEC on December 23, 2004.

      4. Our Current Reports on Form 8-K filed on with the SEC on December 30, 2004, December 23, 2004, December 14, 2004, December 3, 2004,
            November 2, 2004, October 15, 2004, September 10, 2004, March 31, 2004, January 27, 2004 and January 12, 2004, as amended on March 29, 2004.

      Any statements contained in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any subsequently filed document which is also incorporated by reference modifies or supersedes such statements. Any such statement so modified or superseded shall constitute part of this Information Statement.

      This Information Statement incorporates documents by reference which are not presented or delivered with this Information Statement. These documents, including all exhibits that are specifically incorporated by reference by these documents, but not including any exhibits that are not specifically incorporated by reference, are available, without charge, from us upon written or oral request by any person who receives this Information Statement. Requests to obtain such documents should be directed to us at 11859 South Central Avenue, Alsip, Illinois 60803 (708) 293-4050. Additionally, these documents are available on the SEC's website located at www.sec.gov.

                               COPIES OF DOCUMENTS

      Copies of the documents relating to Certificate of Designations for the Series C Preferred Stock, the Warrants, the Representative's Warrants, the Placement Agent Representative Agreement and the Investment Banking Agreement with the Representative, are available from the Company upon request.